UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2024

Allakos Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38582	45-4798831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road, Suite 500
San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 597-5002

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2024, Allakos Inc., (the “Company”), entered into an Agreement for Termination of Lease and Voluntary Surrender of Premises (the “Lease Termination Agreement”) with ARE-San Francisco No. 63, LLC, a Delaware limited liability company (the “Landlord”), amending the terms and conditions of its existing Lease Agreement, dated as of December 4, 2019, as amended (the “Lease”) for certain premises located at 825 Industrial Road, San Carlos, California 94070 (the “Premises”) that serve as the Company’s headquarters.

The term of the Lease was scheduled to expire on November 30, 2031. The Lease Termination Agreement provides for, among other things, amendment of the term such that the Lease will terminate no earlier than January 1, 2025, and no later than March 31, 2025. As consideration for the Landlord’s agreement to enter into the Lease Termination Agreement and accelerate the expiration date of the Lease, the Company has agreed to pay a lease modification payment to the Landlord in an amount of approximately $2.3 million, of which approximately $1.5 million will be paid on or after January 1, 2025, by the Landlord drawing down and retaining the Company’s security deposit for the Premises in the form of a letter of credit secured by restricted cash, and the remainder will be paid upon the early lease termination date described above. The Company also incurred broker commissions of approximately $1.7 million. The net effect on cash and cash equivalents of these costs related to the termination is approximately $2.5 million.

Prior to the Lease Termination Agreement, the Lease represented annual expenditures of approximately $11 million. The Company is evaluating options to achieve significant reductions in future rent expense while meeting the Company's operational needs.

The foregoing summary of the Lease Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Termination Agreement, a copy of which the Company anticipates filing as an exhibit to the Companyʼs Annual Report on Form 10-K for the year ending December 31, 2024.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allakos Inc.

Date:	November 18, 2024	By:	/s/ H. Baird Radford, III
H. Baird Radford, III Chief Financial Officer